LEASE AGREEMENT
                                                           4455 West 77th Street

     THIS LEASE AGREEMENT ("Lease") is made and entered into this 24th day of June, 1998, by and between LINDUE, LLC, a Minnesota limited liability company ("Lessor") and NORTHWEST TELEPRODUCTIONS, INC., a Minnesota corporation ("Tenant"). Lessor and Tenant may be referred to as "Party" or "Parties" in this Lease.

     In consideration of the obligation of Tenant to pay rent as herein provided, and in consideration of the other terms, provisions and covenants set forth herein, Lessor and Tenant agree as follows:

1. LEASE OF PREMISES. Lessor hereby leases and demises to Tenant, and Tenant hereby takes from Lessor, on an absolutely net basis as herein provided, certain premises ("the Leased Premises") situated within Hennepin County, Minnesota, consisting of the land, building or buildings, and improvements described in Exhibit A attached to this Lease, including without limitation the entire building ( "Building") located at 4455 West 77th Street, Edina, Minnesota. For all purposes of this Lease, the Building shall be deemed to contain Twenty Thousand (20,000) rentable square feet.

2.       LEASE TERM; EXTENSION.

     (a) Initial Term. This Lease shall be for a term ("the Lease Term") of 3 years, 6 days, commencing on the 24th day of June, 1998 ("the Commencement Date") and terminating at 12:00 P.M. on June 30, 2001, unless (i) extended as provided in subsection (b) of this Section 2, in which case the Lease Term shall include the period during which such extension is effective, or (ii) terminated as provided in this Lease, in which case the Lease Term shall terminate upon the date of such termination unless specifically provided otherwise in this Lease.

     (b) Extension. Provided that there exist no uncured default under this Lease, this Lease shall automatically extend for an additional sixty (60) months, through and including June 30, 2006, upon the same terms and conditions and at the Base Rent rates set forth in Exhibit B attached to this Lease; provided, however, if Tenant gives Lessor written notice of its election to have the Lease Term expire at the end of the initial Lease Term on or before December 31, 2000 the Lease Term shall not be so extended. If no such notice is given and the Lease Term is extended, all references to the Lease Term shall then be deemed to include the period ending June 30, 2006.


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3. CONDITION OF PREMISES; ACCEPTANCE OF THE LEASED PREMISES. Tenant acknowledges that Lessor has made no representations or warranties, express or implied, with respect to the Leased Premises. Tenant requires no leasehold improvements. By occupying the Leased Premises, Tenant shall be deemed to have accepted the Leased Premises "AS IS" and "WITH ALL FAULTS," except for (i) defects for which, and to the extent to which, Lessor has the benefit of any surviving warranty, and (ii) necessary roof repairs as described in that Real Estate Purchase Agreement between the Parties, dated June 24, 1998.

4. RENT. Rent for the Leased Premises ("Rent") shall consist of Base Rent as described in Section 5 hereof, Tax Costs as described in Section 6 hereof, Operating Costs as described in Section 7 hereof, Additional Rent as described in Section 8 hereof, and any and all other amounts to be paid by Tenant to Lessor pursuant to this Lease.

5. BASE RENT. (a) Tenant shall pay to Lessor during the Lease Term a yearly rent ("Base Rent") in monthly installments thereof ("Monthly Base Rent") as set forth on Exhibit B attached hereto, payable in advance on the first day of each month during the Lease Term in lawful money of the United States, without any deduction, offset, counterclaim or reduction whatsoever, at the office of ______________________________________ or at such other place as Lessor shall designate in writing.

     (b) In the event the Lease Term commences on a day other than the first day of a month, or terminates on a day other than the last day of a month, or both, Rent payable during such first or last month (including any adjustments to Rent made in accordance with this Lease) shall be adjusted pro rata on the basis of a 30-day month.

6. TAX COSTS. (a) With each monthly installment payment of Monthly Base Rent during the period commencing the Commencement Date and extending through March 31, 1999, Tenant will pay the Tax Costs set forth in Exhibit B attached to this Lease. Thereafter, in each calendar year or portion thereof during the Lease Term or any extensions or renewals thereof, Tenant shall pay to Lessor, in addition to Base Rent, the total general real estate taxes and installments of special assessments ("Tax Costs") due and payable with respect to the Leased Premises in such year. Such payment by Tenant shall be paid at the same time and in the same manner as Monthly Base Rent in equal monthly installments estimated by Lessor to equal one twelfth (1/12) of Tax Costs due and payable in any such year. At Landlord's election, Landlord may reasonably revise the estimate of Tax Costs and adjust the monthly installments of said estimated amount to be paid by Tenant with its monthly installments of Base Rent. Prior to March 1 of each calendar year, or as soon as is practicable thereafter, Lessor shall furnish Tenant with an estimate of Tax Costs for the then current calendar year. Within ten (10) days after Lessor furnishes Tenant with such estimate, Tenant shall pay to Lessor, as an additional payment, the total amount by which the estimated Tax Costs for any months of the calendar year exceeds the total amount of Tax Costs that Tenant shall have paid for those months. If such amount is less than the payments made by Tenant for such monthly periods, Tenant may deduct the difference from the next monthly installment payment.

     (b) After expiration of each calendar year during the Lease Term or any extension or renewal thereof, through and including the calendar year in which the Lease Term or any extension or renewal thereof expires, Lessor shall furnish Tenant with a statement of actual Tax Costs for the immediately preceding calendar year. If actual Tax Costs differ from estimated Tax Costs, within ten
(10) days after Lessor has furnished such statement to Tenant, Tenant shall pay to Lessor any shortage for the immediately preceding calendar year, or Lessor shall refund to Tenant any overage for the immediately preceding calendar year, as the case may be.

     (c) If the first or last day of the Lease Term occurs on a day other than the first or last day, respectively, of a calendar year, then Tenant's obligation under this Section 6 shall be prorated based on a 365-day calendar year.

     (d) Lessor's reasonable determination of estimated Tax Costs shall be binding upon Tenant.

     (e) Lessor shall have the exclusive right to challenge or litigate against any taxing authority regarding taxes levied or imposed on the Leased Premises or any portion thereof, appraisals or valuations of the Leased Premises or any portion thereof, or any other aspect of or procedure for determining taxes or similar charges. If Lessor does not initiate proceedings to challenge, protest, abate, and/or reduce any real estate taxes payable during the Lease Term, after thirty (30) days' written notice to Lessor, Tenant may initiate such proceedings. Notwithstanding any such action by Tenant, Tenant shall remain liable for and shall timely pay Tax Costs as provided in this Lease, subject to revision of Tax Costs due to increase, reduction or refund of real estate taxes as a result of such action. Should Tax Costs for a prior year be partially refunded following a challenge by Lessor or Tenant, the refund shall accrue to the party who paid the tax that was the subject of the refund.

     (f) Tenant's failure to pay any amounts due under this Section 6 when due shall be a default in the payment of Base Rent.

7. OPERATING COSTS. (a) The term "Operating Costs" shall mean all costs and expenses of every kind and nature which Lessor incurs, pays or becomes obligated to pay in owning, managing (including reasonable management contracts and fees, if any), insuring, operating and maintaining the Leased Premises and every part thereof exclusive of depreciation, interest or payments of any principal on any mortgage or other encumbrance; provided, however, that Operating Costs shall not include the costs described on attached Exhibit C. Without limiting the generality of the foregoing and without implying or creating any obligations of Lessor which are not specifically set forth in this Lease, Operating Costs shall include amortization of capital expenditures that produce a reduction in energy or other Operating Costs, over the expected useful life of the item together with interest at the rate of twelve percent (12%) per annum on the unamortized balance.

     (b) With each monthly installment payment of Monthly Base Rent during the period commencing the Commencement Date and extending through March 31, 1999, Tenant will pay the Operating Costs set forth in Exhibit B attached to this Lease. Thereafter, in each calendar year or portion thereof during the Lease Term or any extensions or renewals thereof, Tenant shall pay to Lessor, in addition to Base Rent, the total Operating Costs for the Leased Premises in such year. Such payment by Tenant shall be paid at the same time and in the same manner as Monthly Base Rent in equal monthly installments estimated by Lessor to equal one twelfth (1/12) of Operating Costs due and payable in any such year. Prior to March 1 of each calendar year, or as soon as is practicable thereafter, Lessor shall furnish Tenant with an estimate of Operating Costs for the then current calendar year. Within ten (10) days after Lessor furnishes Tenant with such estimate, Tenant shall pay to Lessor, as an additional payment, the total amount, if any, by which the estimated Operating Costs for any months of the calendar year exceeds the total amount of Operating Costs that Tenant shall have paid for those months.

     (c) Within sixty (60) days after expiration of each calendar year during the Lease Term or any extension or renewal thereof, through and including the calendar year in which the Lease Term or any extension or renewal thereof expires, Lessor shall furnish Tenant with a statement of actual Operating Costs for the immediately preceding calendar year. If actual Operating Costs differ from estimated Operating Costs, within ten (10) days after Lessor has furnished such statement to Tenant, Tenant shall pay to Lessor any shortage for the immediately preceding calendar year, or Lessor shall refund to Tenant any overage for the immediately preceding calendar year, as the case may be.

     (d) If the first or last day of the Lease Term occurs on a day other than the first or last day, respectively, of a calendar year, then Tenant's obligation under this Section 7 shall be prorated based on a 365 day calendar year.

     (e) Lessor's reasonable determination of estimated Operating Costs shall be binding upon Tenant.

     (f) Tenant's failure to pay any amounts due under this Section 7 when due shall be a default in the payment of Base Rent.

     (g) Upon reasonable prior written notice to Lessor, Tenant at its sole expense may audit and review Lessor's records substantiating and evidencing Operating Costs. Notice of Tenant's intention to audit such records of Lessor must be given within one hundred twenty (120) days following receipt by Tenant of Lessor's statement of actual Operating Costs for the immediately preceding calendar year, and the audit must be completed not later than one hundred eighty
(180) days following such receipt by Tenant. If Tenant's audit discloses a discrepancy in Lessor's calculation of Operating Costs, the Parties will make an appropriate adjustment to Tenant's obligation.

8. ADDITIONAL RENT. Wherever it is provided in this Lease that Tenant is required to make a payment to Lessor or to pay utilities or other sums of money to third parties, such payment shall be deemed Additional Rent; and all remedies applicable to the nonpayment or late payment of Rent shall be applicable to Additional Rent.
Tenant's obligation to pay Additional Rent commences on the Commencement Date.

9. SECURITY DEPOSIT. Tenant has deposited with Lessor the amount of Twenty Thousand Dollars ($20,000) as a security deposit ("the Security Deposit") to be held by Lessor as security for the faithful performance by Tenant of (i) all the terms, covenants and conditions of this Lease and (ii) those of that Lease Agreement between the Parties, dated the same date as this Lease, for Leased Premises located at 4600 West 76th Street, Edina, Minnesota, to be met, kept and performed by Tenant during the Lease Term. The Security Deposit shall be maintained in a separate account (which may include the security deposit for the Leased Premises located at 4600 West 76th Street, and Tenant shall be entitled to interest thereon at passbook rates. If Tenant defaults with respect to any provision of this Lease, including, but not limited to the provisions relating to the payment of Rent, Lessor may but shall not be required to use, apply or retain all or any part of said security deposit for the payment of any Rent or any other sum in default, or for the payment of any amount which Lessor may spend or become obligated to spend by reason of Tenant's default, or to compensate Lessor for any other loss or damage which Lessor may suffer by reason of Tenant's default. If any portion of the Security Deposit is so used or applied, Tenant shall, within five (5) days after written demand therefor, deposit cash with Lessor in an amount sufficient to restore said security deposit to its original amount, and Tenant's failure to do so shall be a material breach of this Lease. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant (or, at Lessor's option, to the assignee of Tenant's interest hereunder) at the expiration of the Lease Term. In the event Lessor assigns its interest in this Lease, Lessor shall transfer the Security Deposit to Lessor's successor in interest.

10. This Section 10 left blank intentionally

11. USE. Tenant shall occupy and use the Leased Premises for general office purposes and for other activities for which Tenant has used the Leased Premises prior to this Lease, and for no other purpose. Notwithstanding anything to the contrary in the preceding sentence, Tenant shall not use or allow the use of the Leased Premises for retail, warehousing or manufacturing purposes or for any purpose which constitutes a nuisance, is illegal or offensive, is termed extra hazardous by insurance companies, or may make void or voidable any insurance on the Leased Premises or increase the premiums therefor.

12. SECURITY. Tenant shall provide such security services for the Buildings and the Leased Premises as Lessor may reasonably require.

13. MAINTENANCE, REPAIRS AND SERVICES BY LESSOR. Without creating or assuming any obligation or liability not specifically provided for in this Lease, Lessor may in its sole discretion perform any maintenance, make any repairs and furnish any services which Tenant fails timely to perform, make or furnish, and all reasonable costs and expenses of any such maintenance and repairs shall be added to the Operating Costs defined in Section 7(a) of this Lease.

14. MAINTENANCE AND REPAIRS BY TENANT. Tenant shall at its sole cost and expense maintain and repair, and replace as necessary, all of the Leased Premises (including without limitation: the roof, foundation and exterior walls of the Building; the air conditioning, heating, plumbing, electrical and other utilities systems; the parking lot, walk, driveway or driveways; and the landscaping) in good order and repair and in a safe and tenantable condition, reasonable wear and tear excepted. Without limiting the previous sentence, Tenant shall keep the whole of the Leased Premises in a clean, sanitary, and safe condition and shall be responsible for all trash, snow and ice removal for the Leased Premises. Tenant shall not commit deteriorating waste on the Leased Premises or allow deteriorating waste to be committed by any of Tenant's agents, employees, licensees, subtenants, invitees or contractors., and will at the expiration of the Lease Term or other termination of this Lease surrender the same to Lessor in the same order and condition as they were in at the commencement of the Lease Term, reasonable wear and tear and insured casualty excepted.

     Tenant may make any repair or replacement required or permitted to be performed by Tenant under any provision of this Lease without the prior approval of Lessor so long as the repairs are not "material." Any structural repair or any repair which affects any utility system shall be considered a "material" repair and shall require the prior, written approval of Lessor before any such work is performed; provided, however, that no such approval shall be required in an emergency as long as Tenant makes a reasonable effort to contact Lessor beforehand. In addition, no material repair shall be commenced until plans and specifications therefor shall have been submitted to and approved by Lessor. Any approval required by this Section 14 shall be deemed to have been given if Lessor does not respond within fifteen (15) business days after its receipt of Tenant's proposed plans and specifications, if any, and request for approval. After approval, the work shall be commenced promptly, performed in accordance with the approved plans and specifications, and continued diligently to completion.

15. ALTERATIONS; MECHANIC'S LIENS. (a) Tenant shall not make any alterations of or additions to the Leased Premises without the prior written consent of Lessor, except that Tenant may make alterations within the Building without such prior consent so long as the alterations are not "material." Any alteration that increases the weight loan on the roof of the Building, any structural alteration, any alteration which affects any utility system, or any physical addition shall be considered a "material" alteration. All alterations or physical additions shall be performed in a good and workmanlike manner in accordance with all applicable legal requirements, insurance requirements, and free of all liens, and if material, pursuant to plans and specifications approved by Lessor and other reasonable conditions which Lessor shall impose on such work and on the contractors to be used for such work. Any approval required by this Section 15 shall be deemed to have been given if Lessor does not respond within fifteen (15) days after its receipt of Tenant's proposed plans and specifications, if any, and request for approval. After approval, the work shall be commenced promptly, performed in accordance with the approved plans and specifications, and continued diligently to completion. If Lessor disapproves Tenant's plans, Lessor shall explain with reasonable specificity its reasons for disapproval, and the changes, if any, that would cause Lessor to approve the plans.

     (b) At the termination of this Lease, Tenant shall, if Lessor so elects, remove all alterations and additions erected by Tenant and restore the Leased Premises to their original condition; otherwise, such improvements shall be delivered up to Lessor with the Leased Premises.

     (c) If any mechanic's, materialman's or similar lien is filed against the Leased Premises or any part of them as a result of any work or act of Tenant, its contractors or agents, Tenant shall (i) cause the lien to be discharged within fifteen (15) days after the filing of the lien, or (ii), within such 15 days, file a bond, letter of credit or other security reasonably acceptable to Lessor sufficient to indemnify Lessor and the Leased Premises from and against such lien, and Tenant shall diligently contest such lien. If Tenant shall fail to cause the discharge of the lien, or to provide such security, or to contest such lien diligently, Lessor may, but shall not be obligated to, after five (5) days' notice to Tenant, bond or pay the lien for the account of Tenant without inquiring into the validity thereof. In such event, the Tenant shall, within fifteen (15) days after receipt of demand therefor from Lessor, reimburse Lessor the amount so paid or the costs and expenses of such bond. Upon completion of any repair, alteration or other work performed by Tenant or its agents and contractors to the Leased Premises, Tenant shall provide Lessor with copies of lien waivers from each contractor, agent or vendor who performed work or supplied materials relative to such work.

16. SIGNS. Tenant may retain such sign or signs that are on or within the Leased Premises on the Commencement Date and that identify Tenant, and Tenant may install similar signs subject to Lessor's prior written approval. Lessor may also install and maintain a sign or signs on and within the Leased Premises. All signs installed by either Party shall comply with all applicable laws and ordinances.

17. ACCESS BY LESSOR. (a) Lessor, its agents and representatives shall have the right to enter and inspect the Leased Premises and any portion of them at any time for any of the following purposes: (i) inspecting the Leased Premises; (ii) showing the Leased Premises to prospective purchasers, mortgagees or lessees; and (iii) platting or surveying the Leased Premises. Lessor shall endeavor to give Tenant reasonable prior notice when possible. During the period that is twelve (12) months prior to the end of the Lease Term, Lessor and its agents and representatives shall have the right to erect on the Leased Premises a suitable sign indicating that the Leased Premises are available. Any such entry by Lessor shall not be deemed an eviction or a disturbance of Tenant's possession of the Leased Premises, or render Lessor liable to Tenant for damages, or relieve Tenant from performance of Tenant's obligations under this Lease. The right of entry reserved shall not impose any obligation on Lessor to clean, maintain, repair or change the Leased Premises.

     (b) Lessor, its agents and representatives may at any time in case of emergency enter the Leased Premises and do such acts as Lessor may deem proper in order to protect the Leased Premises or any occupants of the Leased Premises.

     (c) Lessor shall hold keys to all locks in the Leased Premises, and all such keys shall remain the property of Lessor. No additional locks shall be allowed on any door of the Leased Premises without Lessor's prior written permission, and Tenant shall not make or permit to be made any duplicate keys, except those furnished by Lessor. Upon termination of this Lease, Tenant shall promptly surrender to Lessor all keys for the Leased Premises and the Building and give to Lessor the combination of all locks for safes, safe cabinets and vault doors, if any, remaining on the Leased Premises. Any and all costs resulting from the loss or duplication of any key by Tenant or Tenant's employees or invitees, including but not limited to the cost of changing locks on and making keys for the Leased Premises or the Building, shall be paid by Tenant. The term "key" as used herein shall include any electronic access card necessary for access to the Building.

18. UTILITIES AND SERVICES. Without limiting any provisions of Section 14 or any other provisions of this Lease, Tenant shall be responsible at its sole cost and expense for obtaining and furnishing all gas, water, electricity and any other utilities and all services (hereinafter in this Section 18 sometimes referred to collectively as "utilities and services") for the Leased Premises, and Tenant shall pay directly to the providers of the utilities and services any and all charges for them. Without limiting the previous sentence in any way:

     (a) Delivery. Tenant shall at its sole cost and expense maintain, repair and replace (i) any utility systems and facilities (including without limitation pipes, plumbing, conduits and wiring) for delivering any utilities to the Leased Premises and (ii) any apparatuses and devices (including without limitation air conditioners, furnaces and boilers, and electrical lamps, bulbs, starters and ballasts) related to furnishing such facilities;

     (b) Elevators. Tenant shall be responsible at its sole cost and expense for maintaining, repairing and replacing any elevator or elevators in or on the Leased Premises;

     (c) Telephones. Tenant shall be responsible at its sole cost and expense for installation, maintenance, repair and replacement of all telephones and related wiring in the Leased Premises, and the removal of the same (other than wiring);

     (d) Temporary Interruption of Services. (i) Lessor shall not be liable to Tenant, its agents, employees, representatives, customers or invitees for any inconvenience, loss or damage or for any injury to any person or property caused by or resulting from any breakdowns or from any temporary failure or lack of utilities or services, and Tenant shall indemnify Lessor and hold Lessor harmless from any claim or damage because of such inconvenience, loss, damage or injury; and (ii) no variation, interruption or failure of such utilities or services incident to the making of repairs, alterations or improvements or due to breakdowns or any temporary failure or lack of such services shall be deemed an eviction of Tenant or relieve Tenant from any of Tenant's obligations hereunder;

     (e) Janitorial. Tenant shall furnish janitor service for the Building and shall keep the Building in a clean, sanitary, and safe condition;

     (f) Lessor Approval of Repairs and Replacements. Tenant shall comply with the provisions of Section 14 relating to material repairs or replacements in making any repair or replacement required by this Section 18; and

     (g) General. Without limiting the scope of the definition of Operating Costs set forth in Section 7(a) of this Lease, any expenses incurred by Lessor pursuant to this Section 18 shall be deemed Operating Costs.

19. SUBLETTING AND ASSIGNMENT. Tenant shall not sublease the whole or any part of the Leased Premises without the prior written consent of Lessor, which consent may be given or withheld in Lessor's reasonable discretion. Tenant shall not, voluntarily or by operation of law, assign, mortgage, pledge or otherwise transfer this Lease without the prior written consent of Lessor, which consent may be given or withheld in Lessor's sole and absolute discretion. Any transaction or series of transactions (including without limitation any dissolution, merger, consolidation or other reorganization of Tenant or any issuance, sale, gift, transfer or redemption of any capital stock of Tenant, whether voluntary, involuntary or by operation of law, or any combination of any of the foregoing transactions) resulting in the transfer of control of Tenant, shall be deemed to be an assignment of this Lease by Tenant

To request any prior written consent of Lessor required by this Section 19, Tenant shall submit to Lessor: the request in writing; a proposed sublease or assignment; financial and banking information regarding the proposed sublessee or assignee; references regarding the proposed sublessee or assignee; and such further information as Lessor might reasonably require. Within fifteen (15) days following Lessor's receipt of all such required submissions, Lessor shall notify Tenant in writing whether Lessor consents to the proposed sublease or assignment. Failure by Lessor to notify within said fifteen (15) day period shall be deemed consent by Lessor.

20. FIRE AND OTHER CASUALTY. If the Building or a substantial part thereof is damaged or destroyed by fire or other casualty, Lessor shall have the option, exercisable in Lessor's sole and absolute discretion by giving written notice to Tenant within ninety (90) days after such damage or destruction, to terminate this Lease within thirty (30) days from the date said notice is given to Tenant. If a portion of the Building is damaged by fire or other casualty and this Lease is not terminated pursuant to the preceding sentence, Lessor shall, at its expense, restore the Building, exclusive of any improvements or other changes made to the Building by Tenant, to as near the condition which existed immediately prior to such damage or destruction as reasonably practicable, and all Rent shall abate during such period of time as the Building is untenantable in the proportion that the untenantable portion of the Building bears to the entire Building. Lessor shall not be responsible to the Tenant for, and Tenant shall make no claim against Lessor for, any damage to or theft or destruction of any personal property, furniture, equipment, improvements or other changes made by Tenant in, on or about the Building, except for any such damage or destruction that is the direct result of any reckless or intentional act or omission of Lessor or its employees. Lessor shall endeavor to advise Tenant of Lessor's decision regarding restoration as early as possible after Lessor makes that decision.

21.      INSURANCE; WAIVER OF SUBROGATION.

     (a) Casualty Insurance; Risk of Loss. Throughout the Lease Term, Tenant shall at its own cost and expense provide and maintain an extended coverage casualty insurance policy on all Tenant's fixtures, equipment, machinery, improvements, furniture and personal property (including without limitation any property of others held by, leased by, or in the possession of Tenant) in the amount of full replacement cost thereof, including without limitation coverage against sprinkler and water damage. Upon execution of this Lease, Tenant shall provide Lessor a copy of said policy or a certificate evidencing such insurance coverage.

     All property of any kind which may be on or at the Leased Premises shall be at the sole and absolute risk of Tenant or those claiming through or under Tenant. Tenant hereby releases Lessor from any and all liability or responsibility to Tenant or anyone claiming through or under Tenant by way of subrogation or otherwise for any loss or damage to property caused by fire or any of the extended coverage casualties required to be covered by the insurance required to be provided and maintained hereunder.

     (b) Liability Insurance. Throughout the Lease Term, Tenant shall at its own cost and expense provide and maintain a comprehensive policy of liability insurance with respect to the Leased Premises. The Liability insurance policy shall name Lessor, any mortgagee of the Leased Premises, Lessor's management company, if any, and any designee of Lessor as additional insureds. The policy shall be written by an insurer acceptable to Lessor in the amounts of not less than One Million Dollars ($1,000,000) for personal or bodily injuries sustained by any one person, Two Million Dollars ($2,000,000) for personal or bodily injuries sustained in any one occurrence, and One Hundred Thousand Dollars ($100,000.00) for property damage. (A portion of such coverage may be provided by an umbrella policy maintained by Tenant. Upon execution of this Lease, Tenant shall provide Lessor a copy of said policy or a certificate evidencing such insurance coverage.

     (c) Blanket Insurance Policy. Any insurance required to be maintained by Tenant under this Lease may be maintained under a "blanket" policy covering the Leased Premises and other facilities and locations of Tenant. If Tenant does include the Leased Premises under such a blanket policy and Tenant delivers to Lessor a certificate rather than a copy of the insurance policy, Tenant shall also deliver such other information as Lessor may reasonably require in order for it to determine the exact coverage provided.

     (d) Cancellation; Failure to Renew; Material Change. Each insurance policy required to be carried under this Section 21 shall provide (and any certificate evidencing any insurance coverage shall certify) that, unless Lessor shall be given twenty (20) days' written notice, (i) the insurance policy shall not be canceled and shall continue in full force and effect, (ii) the insurance carrier shall not fail to renew the insurance policy for any reason, and (iii) no material change shall be made in the insurance policy. The term "insurance policy" shall include without limitation any extensions or renewals of an insurance policy.

22. INDEMNITY. Tenant shall indemnify, hold harmless and defend Lessor from and hold Lessor harmless against all liabilities, damages, claims, fines, penalties, costs and other expenses, including all reasonable attorney's fees, which may be imposed upon, incurred by, or asserted against Lessor by reason of any bodily injury, personal injury, death or property damage occurring in, on or about the Leased Premises or occurring by reason of (a) any negligence of Tenant, its successors, assigns or subtenants or its or their employees, agents, contractors, licenses or invitees, (b) any failure of Tenant to comply with any requirement of any governmental authority applicable to Tenant's use and occupancy of the Leased Premises, (c) any litigation commenced by or against Tenant to which Lessor is made a party without any fault on the part of Lessor, and (d) any failure by Tenant to perform or comply with any covenant or agreement of Tenant set forth in this Lease, except to the extent such injury, death or property damage shall be the direct result of the negligent or intentional act or omission of Lessor or its employees, agents or contractors.

23. EMINENT DOMAIN. If the entire Leased Premises or the Building is taken by eminent domain, this Lease shall automatically terminate as of the date of taking. If a portion of the Leased Premises or the Building is taken by eminent domain, Lessor shall have the right to terminate this Lease by giving written notice thereof to Tenant within ninety (90) days after the date of taking. If a portion of the Leased Premises or the Building is taken by eminent domain and this Lease is not terminated by Lessor pursuant to the immediately preceding sentence, Lessor shall, at its expense, restore the Leased Premises or the Building, exclusive of any improvements or other changes made to the Leased Premises by Tenant, to as near the condition which existed immediately prior to the date of taking as reasonably possible, and Rent shall abate during such period of time as the Leased Premises or the Building is untenantable, in the proportion that the untenantable portion of the Leased Premises or the Building bears to the entire Leased Premises or the Building. All damages awarded for a taking under the power of eminent domain, whether for the whole or a part of the Leased Premises, shall belong to, and be the property of Lessor, whether such damages shall be awarded as compensation for diminution in value to the leasehold estate hereby created or to the fee of the Leased Premises; provided, however, that Lessor shall not be entitled to any separate award made to Tenant for loss of business or the fair value of and/or cost of removal of stock and fixtures. The term "eminent domain" shall include the exercise of any similar governmental power and any purchase or other acquisition in lieu of condemnation.

24. HOLDING OVER. Should Tenant or any of its successors in interest hold over the Leased Premises or any part thereof after the expiration of the Lease Term, such holding over, at the sole election of Lessor, shall constitute and be construed as a tenancy from month to month only. The inclusion of the preceding sentence shall not be construed as Lessor's permission to hold over. Base Rent during any such holdover period shall be two (2) times Base Rent paid by Tenant at the expiration of the Lease Term.

25. QUIET ENJOYMENT. Lessor covenants that if Tenant pays Rent (including without limitation all charges which are included in Rent pursuant to this Lease), performs all its obligations required by this Lease, and observes all the other provisions of this Lease, Tenant shall peaceably and quietly enjoy the Leased Premises in accordance with the terms of this Lease without any interruption or disturbance from Lessor. Lessor shall not be responsible or liable for the actions of third parties.

26. EVENTS OF DEFAULT. Each of the following shall constitute an "Event of Default" by Tenant under this Lease:

     (a) The failure by Tenant to pay any installment of Rent, or any part of Rent (including without limitation any charge to be paid by Tenant under this Lease), when due and for a period of five (5) days after Lessor makes written demand therefor;

     (b) The insolvency of Tenant, any transfer by Tenant in fraud of creditors, or any assignment by Tenant for the benefit of creditors;

     (c) The filing of a petition by Tenant (or failure to dismiss such a petition within thirty (30) days following filing of it by a third person) under any Section or chapter of the United States Bankruptcy Code, as amended, or under any similar law or statute of the United States or any state thereof, seeking relief from Tenant's creditors, or the adjudication thereunder that Tenant is bankrupt or insolvent;

     (d) The appointment of a receiver or trustee for all or substantially all of the assets of Tenant;

     (e) Tenant vacates or abandons the Premises.

     (f) Tenant's causing or suffering a lien to be filed against the Leased Premises or any part thereof and failure to obtain dismissal of such lien within fifteen (15) days after filing;

     (g) Tenant's failure timely to take any action or provide to Lessor any report, statement, forecast or plan required by this Lease, including without limitation the provisions of Section 32 of this Lease;

     (h) The failure by Tenant to comply with any other term, provision or covenant of this Lease and to cure such failure within ten (10) days after notice from Lessor; provided, however, that if a default is not reasonably susceptible of being cured within a ten (10) day period, Tenant shall be given reasonable additional time to effect a cure so long as Tenant promptly commences action to effect a cure and thereafter diligently proceeds to cure the default as quickly as reasonably possible.

Upon the occurrence of any Event of Default, whether known or unknown to Lessor and whether or not Lessor shall have given notice to Tenant regarding any remedy available to Lessor, Tenant shall be deemed "in Default" under this Lease.

27. REMEDIES. (a) Upon the occurrence of any Event of Default, Lessor at its option and in addition to all other rights and remedies available to Lessor by law or by other provisions hereof, may, upon written notice to Tenant:

     (i) terminate this Lease and all of Lessor's and Tenant's rights and obligations hereunder except as provided in subsection (b), below; or

     (ii)     declare this Lease forfeited but not terminated; and

     (iii) in connection with either such termination or such forfeiture, reenter the Leased Premises, in accordance with applicable law, using such reasonable force as may be necessary to remove all persons and property therefrom, and Lessor shall not be liable for damages by reason of such reentry or forfeiture.

     (b) In the event of any termination pursuant to subsection (a)(i) or any forfeiture pursuant to subsection (a)(ii) of this Section 27, or any other termination or forfeiture, Tenant shall indemnify Lessor against and pay to Lessor any and all loss of rents and other damages which Lessor may incur by reason of such termination or forfeiture, including without limitation:

     (i) unpaid installments of Rent or other unpaid amounts to Lessor which were due as of the termination or forfeiture described above, including interest and late payment fees, payable immediately;

     (ii) Rent and other amounts to Lessor falling due pursuant to provisions of this Lease for the balance of the Lease Term following such termination or forfeiture, during which the Leased Premises remain vacant, including interest, which amounts shall be payable as they become due under this Lease (for purposes of this subsection (b)(ii), the Lease Term will not terminate upon such termination or forfeiture of the Lease);

     (iii) all reasonable, actual expenses incurred in releasing the Leased Premises, including without limitation costs for leasing commissions, remodeling, and restoring and repairing the Leased Premises and putting them in rentable condition, which shall be payable as they are incurred by Lessor;

     (iv) all reasonable attorneys' fees and expenses incurred by reason of Tenant's default or in connection with exercising any remedy hereunder;

     (v) (while the Leased Premises are subject to any new lease or leases made pursuant to this Section 27), the amount by which the monthly installments payable under such new lease or leases is less than the monthly installment for all charges that would have been payable pursuant to this Lease, which deficiencies shall be payable monthly.

     (c) All rights and remedies of Lessor set forth herein shall be cumulative and not exclusive of each other.

28. LATE CHARGE. In the event Tenant fails to pay any Rent within five (5) days after due, Tenant shall pay to Lessor a late charge in the amount of $250.00. Lessor shall waive such late charge once in any twelve (12) month period so long as the required payment is made not later than fifteen (15) days of the date the same was due. The provision for such late charge shall be in addition to all of Lessor's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Lessor's remedies in any manner. In addition to such late charge, any and all Rent not paid within ten (10) days after due shall bear interest at the rate of twelve percent (12%) per annum or the highest rate permitted by law, whichever is less, from the date due until paid.

29. SUBORDINATION AND ATTORNMENT. At Lessor's election, the rights of Tenant under this Lease shall be and are subject and subordinate to any ground lease or underlying lease now or hereafter in force against the Leased Premises or the Building, and to any mortgage or mortgages now or hereafter in force against such leases or the Leased Premises, and to all advances made or hereafter to be made upon the security thereof, and to all renewals, modifications, consolidations, replacements and extensions thereof, provided such ground lessor, underlying lessor or mortgagee agrees to recognize this Lease and not disturb Tenant's possession so long as Tenant is not in default beyond any applicable cure period. At the option of any mortgagee or any lessor under any ground lease or underlying lease, Tenant shall attorn to such mortgagee or lessor in the event of a mortgage foreclosure or deed in lieu thereof or termination by such lessor. No further instrument of subordination or attornment shall be required. Notwithstanding the foregoing, in confirmation of such subordination or attornment, within fifteen (15) days after a written request therefor, Tenant shall execute such further instruments as may be requested by Lessor or any mortgagee or lessor. Any failure to do so shall be an Event of Default pursuant to Section 26(h) hereof. Tenant hereby irrevocably appoints Lessor as attorney-in-fact for Tenant with full power and authority to execute and deliver in the name of Tenant any such instrument or instruments.

30. NOTICE. Any notice or document required or permitted to be delivered hereunder shall be deemed to be delivered, whether actually received or not, on the third (3rd) day of mail delivery following deposit of it in the United States mail, postage prepaid, certified or registered mail, addressed to a Party at the relevant address set forth below, or at such other address as such Party shall have previously designated in written notice delivered in accordance with this Section 30:

If to Lessor:                               If to Tenant:
LINDUE, LLC                                 Northwest Teleproductions, Inc.
c/o Pierson & Pierson                       4400 West 76th Street
Attorneys at Law                            Edina, Minnesota 55435
1055 East Wayzata Boulevard                 Attention:  Chief Financial Officer
Suite 203
Wayzata, Minnesota 55391

With a copy to:
Peterson Real Estate, Inc.
9640 Xylon Avenue South
Bloomington, Minnesota 55438

Any notice or document required or permitted to be delivered hereunder also shall be deemed to be delivered if and when delivered personally to either Party at the above relevant address.

31. RULES AND REGULATIONS. Tenant shall observe such reasonable rules and regulations which from time to time may be promulgated by Lessor in writing to the Tenant for the general safety, comfort and convenience of Lessor, Tenant or the Leased Premises.

32. FINANCIAL REPORTS. (a) Operating Plan; Financial Forecast. For each fiscal year of Tenant that begins subsequent to March 31, 1999, the Board of Directors of Tenant shall approve and deliver to Lessor an Operating Plan and Financial Forecast of Tenant no later than thirty (30) days prior to the beginning of such fiscal year.

     (b) Monthly Financial Statements. Tenant shall provide to Lessor monthly financial statements, forecasts (including without limitation reports of any substantive changes to forecasts) and plans of Tenant at least as frequently and timely as such are provided to the Board of Directors of Tenant.

     (c) Attendance at Meetings. Lessor may at its sole discretion designate a representative of Lessor to attend Tenant's Board of Directors meetings at which any financial reports of Tenant shall be presented; Tenant shall give Lessor notice of any such meetings at the same time it gives such notice to its Directors.

33. This Section 33 left blank intentionally

34. BROKERAGE FEES. Each Party represents and warrants that it has dealt with no broker, agent or other person in connection with this Lease, and each Party shall indemnify, hold harmless and defend the other Party from and against any claim or claims by any broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with the indemnifying Party with regard to this Lease.

35.  This Section 35 left blank intentionally

36.  This Section 36 left blank intentionally

37. MISCELLANEOUS TAXES. (a) Tenant shall pay prior to delinquency all taxes assessed against or levied upon its occupancy of the Leased Premises or upon the fixtures, furnishings, equipment or personal property of Tenant located in the Leased Premises, and when possible Tenant shall cause said fixtures, furnishings, equipment and personal property to be assessed and billed separately from the property of Lessor. In the event any or all of Tenant's fixtures, furnishings, equipment and personal property, or Tenant's occupancy of the Leased Premises, shall be assessed and taxed with the property of Lessor, Tenant shall pay to Lessor that portion of such taxes applicable to Tenant's fixtures, furnishings, equipment or personal property, or occupancy of the Leased Premises.

     (b) If, under the laws of the United States or any state thereof or any political subdivision in which the Leased Premises are situated, a tax or excise on rents or other tax, however described, is levied or assessed against Lessor or the Rent or any portion thereof, in addition to, in lieu of, or as a substitute in whole or in part for taxes and assessments commonly known as real estate taxes, then Tenant shall pay and discharge such tax or excise to the extent of the amount thereof which is lawfully assessed or imposed upon Lessor and which was so assessed or imposed as a direct result of the rental accruing under this Lease.

38. ESTOPPEL CERTIFICATE. Tenant shall, within ten (10) days after request by Lessor, deliver to Lessor or Lessor's designee (including, without limitation, any prospective purchaser of the Leased Premises, or the present or any future holder of any mortgages or deeds of trust or ground or underlying leases on the Leased Premises) an estoppel certificate stating that this Lease is in full force and effect, the date to which rent and other charges have been paid, the unexpired term of this Lease, whether Lessor is in default hereunder, and the nature of any such default, and such other matters pertaining to this Lease as may be requested by Lessor.

39. WAIVER. Any failure of Lessor to insist upon strict performance of any term, covenant or condition of this Lease, or to exercise any option herein contained shall not be construed as a waiver or a relinquishment for the future of that or any other term, covenant, condition or option, but the same shall continue and remain in full force and effect. The receipt by Lessor of Rent with or without knowledge of a breach in any terms, covenants or conditions of this Lease to be kept or performed by Tenant shall not be deemed a waiver of such breach, and Lessor shall not be deemed to have waived any provision of this Lease unless expressed in writing and signed by Lessor.

40. SURRENDER. On the last day of the Lease Term or on the sooner termination thereof, Tenant shall peaceably surrender the Leased Premises in good condition and repair consistent with Tenant's duty to make repairs as provided in Section 14 hereof. On or before the last day of the Lease Term or on the sooner termination thereof, Tenant shall at its expense remove all of Tenant's personal property from the Leased Premises, and any property not removed shall be deemed abandoned. Subject to the provisions of Section 15(b) of this Lease, all alterations, additions and fixtures, which have been made or installed upon the Leased Premises by either Lessor or Tenant shall remain as Lessor's property and shall be surrendered with the Leased Premises as a part thereof. Tenant shall surrender all keys in accordance with the provisions of subsection 17(c) of this Lease.

41.      MISCELLANEOUS.

     (a) Successors and Assigns. The terms, provisions, covenants and conditions contained in this Lease shall apply to, inure to the benefit of, and be binding upon the Parties hereto and their respective legal representatives, successors and permitted assigns, except as otherwise herein expressly provided.

     (b) Interpretation. If any provision of this Lease is or becomes invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those to which it is invalid or unenforceable, shall not be affected thereby; and each provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

     (c) No agency. This Lease does not create the relationship of principal and agent or of partnership or of joint venture or of any association between Lessor and Tenant, the sole relationship between Lessor and Tenant being that of lessor and lessee.

     (d) Governing Law. This Lease shall be governed by and construed according to the laws of the State of Minnesota.

     (e) Titles. The section and subsection captions, headings or titles appearing in this Lease are for convenience only and do not in any manner define, limit, construe or describe any of the provisions of this Lease.

     (f) Complete Agreement. This Lease shall supersede all negotiations or other communications written or verbal regarding the terms and conditions of the relationship between Lessor and Tenant created hereby, and there are no written or oral agreements between Lessor and Tenant relating to the subject matter of this Lease other than those expressed herein.

     (g) Amendment. This Lease cannot be modified or amended except by an agreement in writing signed by Lessor and Tenant.

     (h) Exhibits. The Exhibits referred to in this Lease and attached hereto are part of this Lease to the same extent and in the same manner as if the provisions thereof were actually embodied in this Lease.

     (i) Authority. Lessor warrants that it is a duly organized limited liability company of the State of Minnesota, that its board of governors has duly authorized execution of this Lease and performance of the obligations of Lessor thereunder, and that nothing in this Lease is prohibited by or will cause any breach or default in any loan agreement or other agreement or understanding with any lender of Lessor. Tenant warrants that it is a duly incorporated corporation of the State of Minnesota, that its board of directors has duly authorized execution of this Lease and performance of the obligations of Tenant thereunder, and that nothing in this Lease is prohibited by or will cause any breach or default in any loan agreement or other agreement or understanding with any lender of Tenant.

43. ENVIRONMENTAL. Tenant shall not, and shall not permit its employees, agents or invitees to, use any portion of the Leased Premises for the purpose of generating, transporting, storing, treating, releasing or disposing of any pollutant, toxic or hazardous waste or substance, or any other material the release or disposal of which is now or hereafter regulated by any local, state or federal law, regulation, ordinance or code related to pollution or environmental contamination. Tenant and its successors, assigns and sublessees, if any, shall indemnify, hold harmless and defend Lessor and its successors and assigns from and against any claim or damage of any person or entity in any way arising out of or resulting from any breach of the provisions of this Section
43. Notwithstanding the foregoing, Lessor agrees that the prohibitions in this paragraph shall not apply to substances used by Tenant in the operation of its business so long as Tenant stores, uses and disposes of such substances in accordance with applicable law.

     IN WITNESS WHEREOF, Lessor and Tenant have executed this Lease Agreement on the date first above written.


LESSOR:                                  TENANT:

LINDUE, LLC                              NORTHWEST TELEPRODUCTIONS, INC.


By:_____________________________         By:____________________________________

Its:____________________________         Its:___________________________________

                                    EXHIBIT A

                                  The Premises

The building and improvements located upon the land legally described as follows:

               Legal Description Tract R, Registered Land Survey No. 1218, Files of Registrar of Titles, County of Hennepin, Minnesota

                                    EXHIBIT B

                              Schedule of Base Rent

                              4455 WEST 77TH STREET

BASE RENT
                                    $ Per
Year                                Sq. Ft.

1st Year                                                      $10,224.33 / mo.
Through 3/99                        6.135                     $122,692 annual

2                                                             $10,480.00 / mo.
                                    6.288                     $125,760 annual

3                                                             $10,741.92 / mo.
                                    6.445                     $128,903 annual

4                                                             $11,010.50 / mo.
                                    6.606                     $132,126 annual

5                                                             $11,285.75 / mo.
                                    6.771                     $135,429 annual

6                                                             $11,567.92 / mo.
                                    6.941                     $138,815 annual

7                                                             $11,857.17 / mo.
                                    7.114                     $142,286 annual

8                                                             $12,153.50 / mo.
                                    7.292                     $145,842 annual

TAX COSTS
         First year                                           $6,000 / mo.
         (Total 4455 W. 77th Street
         and 4000 W. 76th Street Leases)

OPERATING COSTS
         First year                                           $1,100 / mo.
         (Total 4455 W. 77th Street
         and 4000 W. 76th Street Leases)

                                    EXHIBIT C

                            Operating Cost Exceptions

Operating Cost Exclusions. Notwithstanding anything to the contrary in the definition of "Operating Costs" as set forth in Section 7of the Lease, Operating Costs shall be defined so as to exclude the following:

          (a) Costs incurred by Landlord for repairs, replacements and/or restoration to or of the Building or Common Areas to the extent that Landlord is reimbursed by insurance or condemnation proceeds or by warrantors or other third persons;

          (b)  Attorneys'  fees  and  other  costs  and  expenses   incurred  in
          connection with negotiations or disputes with prospective tenants of the Building;

          (c) Costs that must be capitalized by Landlord for federal income tax purposes shall be deemed to be Operating Costs under the Lease only if said costs (i) are amortized over the useful life of the improvement (as estimated in good faith by Landlord); (ii) reduce Operating Expenses, (iii) are incurred in order to comply with the requirements of Landlord's insurance carrier, (iv) are incurred in order to comply with any law, rule, regulation or order of any governmental authority, or (v) are incurred to extend the life of or otherwise maintain or replace a component of any improvements on the Land. Notwithstanding the provisions of clause (i) of this subparagraph, if Landlord would not have had to incur the cost in question but for Tenant's use of the Premises (to the extent that such use is different from ordinary office use), Landlord may amortize the cost in question over the balance of the term of this Lease.

          (d) Interest, on debt or amortization on any mortgage or mortgages encumbering the Building except to the extent expressly provided for in the Lease;

          (e) Landlord's general overhead;

          (f) Advertising and promotional expenditures;

          (g) Repairs or replacements covered by warranties or guaranties to the extent of service or payment thereunder;

          (h) Damage and repairs necessitated by the negligence or willful misconduct of Landlord or Landlord's employees, contractors or agents;

          (i) Any charges that would result in Landlord collecting in excess of one hundred percent (100%) of all Operating Expenses; and